Exhibit 10.1(a)
                                AMENDMENTS TO THE
                                CENTURYTEL, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

STATE OF LOUISIANA

PARISH OF OUACHITA

         BE IT KNOWN, that on this 31st day of December, 2002, before me, a Notary Public, duly commissioned and qualified in and for the Parish of Ouachita, State of Louisiana, therein residing, and in the presence of the undersigned witnesses:

         PERSONALLY CAME AND APPEARED:
         CENTURYTEL, INC., represented herein by its Executive Vice-President and Chief Financial Officer, R. Stewart Ewing, Jr., as Plan Sponsor, which hereby executes the following amendments to the CenturyTel, Inc. Employee Stock Ownership Plan:

         1.   Preamble:

         "These amendments to the Plan are adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). These amendments are intended to constitute good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided herein, each amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001."

         2.   Section 4.12(d) is hereby amended to read as follows:

         "(d) Defined contribution dollar limitation: $30,000, as adjusted under Code Section 415(d). For Limitation Years beginning after December 31, 2001, the limitation shall be $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code."

         3. The first paragraph of Section 4.12(k) is hereby amended to read as follows:

         "(k) Maximum permissible amount: The maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

         (i)  The defined contribution dollar limitation, or

         (ii) Twenty-five percent (25%) of the Participant's compensation for the Limitation Year. For Plan Years beginning after December 31, 2001, this percentage shall be one hundred percent (100%)."

         4.   Insert the following as the fifth paragraph of Section 1.7:

         "For Plan Years beginning after December 31, 2001, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000 as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year."

         5.   Insert the following as the second paragraph of Section 16.1:

         "For Plan Years beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code Section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder."

         6.   Insert the following as the second paragraph of Section 16.5(c):

         "For Plan Years beginning after December 31, 2001, for purposes of (a) and (b), above, the provisions of this paragraph shall apply. The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting `5-year period' for `1-year period.' The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account."

         7.   Insert the following as the second paragraph of Section 7.6(b)(i):

         "For distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable."

         8.   Insert the following as the second paragraph of Section 7.6
         (b)(ii):

         "For distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or any instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p)."

         9.   Insert the following at the end of Section 7.2(a):

         "For purposes of this Section, and Section 7.3, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16). If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the Plan may immediately distribute the Participant's entire nonforfeitable account balance."

         10. Section 1.7 is amended by inserting the following as the last paragraph thereof:

         "For Plan Years beginning on and after January 1, 2001, for purposes of the definition of compensation contained in this Section 1.7, and Sections 1.17, 1.19(b), 4.12(b) and 16.8 of the Plan, compensation paid or made available during such years shall include elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4)."


         THUS DONE AND SIGNED on the day first above shown, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after reading of the whole.

WITNESSES:                                   CENTURYTEL, INC.


/s/ Linda Vaughn                                 /s/ R. Stewart Ewing, Jr.
_________________________________            BY:________________________________
                                                  R. Stewart Ewing, Jr.
                                                  Executive Vice-President
/s/ Linda Reeves                                  and Chief Financial Officer
_________________________________



                     _____________________________________
                               NOTARY PUBLIC